UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008 (April 4, 2008)

GREEN BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)

(512) 732-0932 (Registrant’s telephone number, including area code)

Wilson Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information contained in Item 3.03 relating to the Plan of Conversion of Wilson Holdings, Inc. converting Wilson Holdings, Inc. from a Nevada corporation to a Texas corporation is incorporated by reference herein.

Item 3.03   Material Modification to Rights of Security Holders.

Effective April 4, 2008, Wilson Holdings, Inc., a Nevada corporation, completed its reincorporation to the State of Texas pursuant to the Plan of Conversion as ratified by the shareholders at the 2008 annual meeting of shareholders held on April 3, 2008.   As part of the reincorporation, a new Certificate of Formation, a copy of which is attached as Exhibit 3.1 hereto (the “Certificate of Formation), was adopted and Wilson Holdings, Inc.’s corporate name was changed to Green Builders, Inc. (the “Company”), and the Certificate of Formation will now govern the rights of holders of the Company’s common stock.  There are no changes to the members of the Company’s Board of Directors (the “Board”), the management, or the operations of the company. The current stock certificates will continue to represent stock in the Texas company.

The Company has been using the name “Green Builders” in its regular business operations since June 2007 and will continue to do so.  Effective April 8, 2008, the Company’s common stock began trading under the symbol “GBH” on the American Stock Exchange.

Description of Capital Stock

The following is a description of the Company’s common stock, par value $.001 per share.  This summary is qualified by reference to the actual provisions of the Certificate of Formation. Additional information on the effect of the conversion is set forth in the Definitive Proxy Statement for the Wilson Holdings, Inc. annual meeting of shareholders as filed with the Securities and Exchange Commission on March 5, 2008.

The Company has one hundred ten million (110,000,000) authorized shares of capital stock, of which 100,000,000 shares are designated as common stock, and 10,000,000 shares are designated as preferred stock, par value $.001 per share.  The holders of the Company’s common stock shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them.  Cumulative voting is not permitted in the Certificate of Formation.

The Company’s shareholders have no preemptive rights to acquire additional shares of common stock or other securities. The Company’s common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Company’s common stock are entitled to receive such dividends as the Board may from time to time declare out of funds legally available for the payment of dividends. The Company intends to seek growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board has the authority to issue the authorized but unissued shares of common stock without action by the Company’s shareholders. Any future issuance of such shares would reduce the percentage ownership held by existing shareholders and might dilute the book value of their shares.

The Company may issue preferred stock from time to time in one or more series, pursuant to certain authority held by the Board, including the authority to fix the rights, voting rights, designations, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, of such preferred stock.  The issuance of the preferred stock may, among other things, have the effect of diluting the holders of the Company’s common stock and delaying, deferring, or preventing a change in control of the Company.  The shares of preferred stock of the Company are not currently designated by any series, and there are currently no outstanding shares of preferred stock.

Anti-Takeover Provisions

Texas has a “business combination” statute, which restricts mergers and other business combinations with certain persons who have acquired significant blocks of a corporation’s stock. Under Texas law, stockholders have the right (subject to certain narrow exceptions) to vote on all mergers to which the corporation is a party.  In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the certificate of formation provides otherwise, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by Texas law to approve a merger in most cases. Unless the certificate of formation provides otherwise, the approval of the shareholders of the corporation in a merger is not required under Texas law if: (i) the corporation is the sole surviving corporation in the merger; (ii) the certificate of formation of the corporation following the merger will not differ from the corporation's certificate of formation before the merger; (iii) immediately after the effective date of the merger, each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights; (iv) the sum of the voting power of the number of voting shares outstanding immediately after the merger and the voting power of securities that may be acquired on the conversion or exercise of securities issued under the merger does not exceed by more than 20 percent the voting power of the total number of voting shares of the corporation that are outstanding immediately before the merger; and (v) the sum of the number of participating shares that are outstanding immediately after the merger and the number of participating shares that may be acquired on the conversion or exercise of securities issued under the merger does not exceed by more than 20 percent the total number of participating shares of the corporation that are outstanding immediately before the merger.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 relating to the Certificate of Formation of Green Builders, Inc. is incorporated by reference herein.

Item 7.01   Regulation FD Disclosure.

On April 8, 2008, the Company issued a press release announcing the completion of the reincorporation of the Company in the State of Texas and the name change to Green Builders, Inc., which is being furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

This Current Report on Form 8-K is being filed by Green Builders, Inc. as the initial report of Green Builders, Inc. to the Securities and Exchange Commission and as notice that Green Builders, Inc. is the successor issuer to Wilson Holdings, Inc. under Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, the common stock of Green Builders, Inc. is deemed to be registered under Section 12(b) of the Exchange Act.  The common stock will continue to trade on the American Stock Exchange (“AMEX”) under the ticker symbol “GBH” beginning April 8, 2008.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
3.1	Certificate of Formation dated April 3, 2008
3.2	Certificate of Amendment dated April 3, 2008
99.1	Green Builders, Inc., Press Release, dated April 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BUILDERS, INC.

Dated: April 9, 2008	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer